EXHIBIT 99.1

TF Financial Corporation Reports Second Quarter 2009 Results and Quarterly Dividend

NEWTOWN, Pa., July 23, 2009 (GLOBE NEWSWIRE) -- TF Financial Corporation (Nasdaq:THRD) today reported net income of $1,222,000 ($0.48 per diluted share) for the second quarter of 2009, compared with $1,184,000 ($0.44 per diluted share) for the second quarter of 2008. Net income for the six month period ended June 30, 2009 was $2,242,000 ($0.89 per diluted share) compared with $2,465,000 ($0.92 per diluted share) for the first six months of 2008. The Company also announced that its Board of Directors declared a quarterly dividend of $0.20 per share, payable August 14, 2009 to shareholders of record on August 7, 2009.

Highlights for the current quarter included:

 * Net income increased by 19.8% and 3.2%, respectively, compared to the first quarter of 2009 and the second quarter of 2008.
 * Deposit insurance expense for the three and six month periods ended
   June 30, 2009 included an additional $330,000 of FDIC deposit insurance, the Company's share of a 5 basis point special
   assessment imposed by the FDIC on each insured depository
   institution's assets minus Tier 1 capital as of June 30, 2009.
 * The Company's net interest margin was 3.32% during the second quarter of 2009, up 4 basis points from the first quarter of 2009, and up 23 basis points from the second quarter of 2008.
 * Total deposits were $531.1 million at quarter end, a record for the
   Company.
 * Non-performing assets were reduced to 0.58% of total assets compared with 0.78% and 0.72% at March 31, 2009 and December 31,
   2008, respectively.
 * During the second quarter of 2009, the Company recorded a provision for loan losses of $590,000 compared with $665,000 during the first quarter of 2009, and $340,000 during the second quarter of 2008.
   The total allowance for loan losses at quarter end was
   approximately $5.0 million, up from $3.9 million and $2.8 million at December 31, 2008 and June 30, 2008, respectively. At quarter end the allowance stood at 0.91% of loans, up from 0.52% of loans at June 30, 2008.
 * Non-interest income during the quarter included a $303,000 gain on the sale of foreclosed real estate, a $116,000 gain on the sale of securities, and $253,000 of gains on the sale of originated residential mortgage loans. Non-interest expenses included regular
   FDIC insurance premium expense of $181,000 in addition to the special assessment, compared with regular premium of $13,000 in the second quarter of 2008. The regular FDIC insurance premium increase is due to the increase in deposits, an increase in the assessment rate, and the exhaustion of a credit the Company had been entitled to take against premiums due.

Commenting on the performance of the Company, President Kent C. Lufkin stated that, "We are pleased with the Company's 2nd quarter performance considering the volatile state of the economy, and the punitive FDIC special assessment on the banking community. We clearly recognize the dangers that these current economic conditions present and we closely monitor our loan and investment portfolios.

"Deposits continue to grow at a significant pace as the public looks for a safe, reliable haven for their savings. We also continue our proactive efforts to improve our services by introducing new and innovative banking products, such as eStatements and the Platinum 50+ account."

TF Financial Corporation is a holding company whose principal subsidiary is Third Federal Bank, which operates 14 full service retail and commercial banking offices in Philadelphia and Bucks County, Pennsylvania and in Mercer County, New Jersey. In addition, the Bank's website can be found at www.thirdfedbank.com. Statements contained in this news release that are not historical facts are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by TF Financial Corporation with the Securities and Exchange Commission from time to time. The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.

 TF FINANCIAL CORPORATION
 UNAUDITED FINANCIAL INFORMATION
 (dollars in thousands except per share data)

                                       QUARTER ENDED
                                       -------------
                        6/30/     3/31/    12/31/     9/30/     6/30/
                        2009      2009      2008      2008      2008
                      --------  --------  --------  --------  --------

 EARNINGS SUMMARY

  Interest income     $  9,228  $  9,317  $  9,618  $  9,725  $  9,656
  Interest expense       3,649     3,798     4,308     4,348     4,497
  Net interest income    5,579     5,519     5,310     5,377     5,159
  Loan loss provision      590       665     1,010       150       340
  Non-interest income    1,439       935       927       699     1,138
  Non-interest expense   4,776     4,424     4,623     4,214     4,332
  Income taxes             430       345        83       462       441
  Net income          $  1,222  $  1,020  $    521  $  1,250  $  1,184

 PER SHARE INFORMATION

  Earnings per share,
   basic              $   0.48  $   0.41  $   0.20  $   0.47  $   0.45
  Earnings per share,
   diluted            $   0.48  $   0.41  $   0.20  $   0.47  $   0.44

  Dividends paid      $   0.20  $   0.20  $   0.20  $   0.20  $   0.20

 FINANCIAL RATIOS

  Annualized return on
   average assets         0.68%     0.57%     0.28%     0.69%     0.66%
  Annualized return on
   average equity         7.07%     6.08%     3.00%     7.14%     6.78%
  Efficiency ratio       74.30%    76.42%    88.44%    71.11%    72.72%

 AVERAGE BALANCES

  Loans               $542,569  $545,097  $547,128  $547,748  $545,958
  Mortgage-backed
   securities          104,491   109,377   109,284    93,100    97,397
  Investment
   securities           38,060    39,458    39,996    40,862    41,915
  Other interest-
   earning assets        2,011       501       629     1,102       665
  Total earning
   assets              687,131   694,433   697,037   682,812   685,935
  Non-earning assets    38,517    34,984    36,611    36,301    36,265
  Total assets         725,648   729,417   733,648   719,113   722,200

  Deposits             518,374   494,969   491,283   482,521   486,394
  FHLB advances and
   other borrowed
   money               128,620   157,928   165,101   158,385   155,675
  Total interest
   bearing
   liabilities         646,994   652,897   656,384   640,906   642,069
  Non-interest bearing
   liabilities           9,302     8,471     8,271     8,552     9,934
  Stockholders' equity  69,352    68,049    68,993    69,655    70,197
  Total liabilities &
   stockholders'
   equity             $725,648  $729,417  $733,648  $719,113  $722,200

 SPREAD AND MARGIN
  ANALYSIS

 Average yield on:
  Loans                   5.66%     5.70%     5.83%     6.00%     6.01%
  Mortgage-backed
   securities             4.97%     5.14%     4.79%     4.61%     4.67%
  Investment
   securities             3.99%     3.90%     3.84%     4.76%     4.52%
  Other interest-
   earning assets         0.00%     0.00%     0.63%     2.17%     2.42%
  Total interest-
   earning assets         5.45%     5.50%     5.55%     5.73%     5.72%

 Average cost of:
  Deposits                1.89%     2.06%     2.32%     2.29%     2.42%
  FHLB advances and
   other borrowed
   money                  3.77%     3.30%     3.48%     3.96%     4.06%
  Total interest-
   bearing liabilities    2.26%     2.36%     2.61%     2.70%     2.82%

 Interest rate spread     3.18%     3.14%     2.94%     3.03%     2.91%
 Net interest margin      3.32%     3.28%     3.09%     3.19%     3.09%

 NON-INTEREST INCOME
  DETAIL

  Service fees,
   charges and other  $    597  $    437  $    595  $    504  $    543
  Bank-owned life
   insurance               170       160       164       155       156
  Gain on sale
   investments             116       190        --        --        --
  Gain on sale of
   loans                   253       148        72        40        97
  Gain on sale of real
   estate                  303        --        96        --       342

 NON-INTEREST EXPENSE
  DETAIL

  Salaries and
   benefits              2,645  $  2,671  $  2,775  $  2,648  $  2,677
  Occupancy                708       710       722       691       740
  Professional fees        183       273       232       142       167
  Advertising              116       148       181       144       145
  Deposit insurance        511        21        20        21        13
  Other                    613       601       693       568       590

 (dollars in thousands except per share data)       SIX MONTHS ENDED
                                                    ----------------
                                                  6/30/2009  6/30/2008
                                                  ---------  ---------

 EARNINGS SUMMARY

  Interest income                                 $  18,545  $  19,489
  Interest expense                                    7,447      9,415
  Net interest income                                11,098     10,074
  Loan loss provision                                 1,255        340
  Non-interest income                                 2,374      2,249
  Non-interest expense                                9,200      8,594
  Income taxes                                          775        924
  Net income                                      $   2,242  $   2,465

 PER SHARE INFORMATION

  Earnings per share, basic                       $    0.89  $    0.92
  Earnings per share, diluted                     $    0.89  $    0.92

  Dividends paid                                  $    0.40  $    0.40

 FINANCIAL RATIOS

  Annualized return on average assets                  0.62%      0.69%
  Annualized return on average equity                  6.57%      7.18%
  Efficiency ratio                                    75.30%     71.72%

 AVERAGE BALANCES

  Loans                                           $ 543,826  $ 537,411
  Mortgage-backed securities                        106,921     99,810
  Investment securities                              38,755     41,850
  Other interest-earning assets                       1,260        818
  Total earning assets                              690,762    679,889
  Non-earning assets                                 36,754     35,344
  Total assets                                      727,516    715,233

  Deposits                                          506,677    479,497
  FHLB advances and other borrowed money            143,193    157,363
  Total interest bearing liabilities                649,870    636,860
  Non-interest bearing liabilities                    8,882      9,285
  Stockholders' equity                               68,764     69,088
  Total liabilities & stockholders' equity        $ 727,516  $ 715,233

 SPREAD AND MARGIN ANALYSIS

 Average yield on:
  Loans                                                5.69%      6.11%
  Mortgage-backed securities                           5.07%      4.76%
  Investment securities                                3.96%      4.76%
  Other interest-earning assets                        0.00%      2.46%
  Total interest-earning assets                        5.49%      5.83%

 Average cost of:
  Deposits                                             1.98%      2.61%
  FHLB advances and other borrowed money               3.52%      4.09%
  Total interest-bearing liabilities                   2.32%      2.97%

 Interest rate spread                                  3.17%      2.85%
 Net interest margin                                   3.31%      3.04%

 NON-INTEREST INCOME DETAIL

  Service fees, charges and other                 $   1,034    $ 1,433
  Bank-owned life insurance                             330        315
  Gain on sale investments                              306         --
  Gain on sale of loans                                 401        159
  Gain on sale of real estate                           303        342

 NON-INTEREST EXPENSE DETAIL

  Salaries and benefits                           $   5,316    $ 5,215
  Occupancy                                           1,418      1,468
  Professional fees                                     456        421
  Advertising                                           264        289
  Deposit insurance                                     532         27
  Other                                               1,214      1,174

 TF FINANCIAL CORPORATION
 UNAUDITED FINANCIAL INFORMATION
 (dollars in thousands except per share data)

                                       PERIOD ENDED
                                       ------------
                        6/30/     3/31/    12/31/     9/30/     6/30/
                        2009      2009      2008      2008      2008
                      --------  --------  --------  --------  --------
 DEPOSIT INFORMATION

  Non-interest
   checking           $ 41,078  $ 36,123  $ 36,871  $ 40,204  $ 37,370
  Interest checking     49,593    47,365    46,907    46,013    48,273
  Money market         120,163   100,481    88,609    80,328    83,500
  Savings              104,385   108,518   111,591   116,485   125,346
  CD's                 215,871   212,028   205,872   209,505   192,505

 OTHER INFORMATION

 Per Share

  Book value(a)       $  27.63  $  27.35  $  26.92  $  26.28  $  26.07
  Tangible book
   value(a)           $  25.91  $  25.64  $  25.20  $  24.65  $  24.44
  Closing market
   price              $  17.71  $  18.19  $  19.30  $  21.50  $  21.51

 Balance Sheet

   Loans,net          $542,673  $542,494  $545,989  $548,263  $549,519
   Cash and cash
    equivalents          6,262     3,896     2,719     4,562     4,327
   Mortgage-backed
    securities         101,171   105,678   111,991    92,979    92,607
   Investment
    securities          41,947    38,451    41,515    39,818    40,547
   Total assets        724,497   723,925   733,708   718,113   719,587
   Total deposits      531,090   504,515   489,850   492,535   486,994
   FHLB advances and
    other borrowed
    money              111,132   141,576   168,148   148,341   154,703
   Stockholders'
    equity              69,672    68,901    67,692    69,412    69,061

 Asset Quality

  Non-performing loans   3,039     3,486     5,279     2,615     2,368
  Allowance for loan
   losses                4,970     4,425     3,855     2,996     2,845
  Net charge-offs           45        95       151        (1)       (2)
  Reserves to gross
   loans                  0.91%     0.81%     0.70%     0.54%     0.52%
  Non-performing loans
   to gross loans         0.55%     0.64%     0.96%     0.47%     0.43%
  Non-performing loans
   to total assets        0.42%     0.48%     0.72%     0.36%     0.33%
  Foreclosed property    1,130     2,164        --       306       306
  Foreclosed property
   to total assets        0.16%     0.30%     0.00%     0.04%     0.04%
  Non-performing
   assets to total
   assets                 0.58%     0.78%     0.72%     0.41%     0.37%

 Statistical

  Shares outstanding
   (000's)(a)            2,522     2,519     2,515     2,641     2,649
  Number of branch
   offices                  14        14        14        14        14
  Full time equivalent
   employees               173       177       181       173       179

 (a) Excludes 141,000, 144,000, 147,000 150,000 and 153,000
     unallocated employee stock ownership plan shares at June 30,
     2009, March 31, 2009, December 31, 2008, September 30,2008 and
     June 30, 2008, respectively.

CONTACT:  TF Financial Corporation
          Dennis R. Stewart, EVP/CFO
          (215) 579-4000